UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer Letter and Employment Agreement with New Executive Vice President of Sales, Marketing and Services

On April 21, 2010, Accelrys, Inc. (the “Company”) provided an offer letter (the “Offer Letter”) to Mr. Todd Johnson memorializing the terms of his appointment as the Company’s Executive Vice President of Sales, Marketing and Services. Mr. Johnson previously served as a Senior Vice President of the Company and assisted with various marketing and operations-related tasks. Pursuant to the Offer Letter, Mr. Johnson will earn a base salary of $300,000 and will participate in the Company’s Management Incentive Plan, with an annual target bonus of 100% of his base salary.

The Company and Mr. Johnson also entered into an employment agreement dated April 21, 2010 (the “Employment Agreement”). Pursuant to the Employment Agreement, if Mr. Johnson is terminated without Cause or resigns for Good Reason (as both are defined in the Employment Agreement), he will be eligible to receive as severance one year’s base salary. If Mr. Johnson is terminated without Cause or resigns for Good Reason in connection with a Change of Control (as defined in the Employment Agreement), he will be eligible to receive as severance one year’s base salary and payment of his annual target bonus. The Company’s severance obligations are conditioned upon Mr. Johnson’s execution of a release in favor of the Company and compliance with certain non-competition and non-solicitation obligations as set forth in the Employment Agreement.

The foregoing descriptions of the Offer Letter and Employment Agreement are intended only as summaries of the material terms of the Offer Letter and Employment Agreement and are qualified in their entireties by reference to the full Offer Letter and Employment Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are hereby incorporated by reference herein.

Equity Awards for New Executive Vice President of Sales, Marketing and Services

Mr. Johnson has been awarded stock options to purchase an aggregate of 150,000 shares of the Company’s common stock, priced at the closing price of the Company’s common stock on the date of grant and subject to vesting over four years. Mr. Johnson was also awarded restricted stock units representing the right to receive an aggregate of 100,000 shares of the Company’s common stock. The shares underlying these units will vest over a period of three years from the date of grant. All of the foregoing equity awards were made pursuant to the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan and the Company’s applicable stock option and restricted stock unit agreements.

Resignation of Senior Vice President, Worldwide Sales and Services

In connection with the appointment of Mr. Johnson as described above, on April 21, 2010, Ms. Ilene Vogt resigned as the Company’s Senior Vice President, Worldwide Sales and Services. Concurrently with her resignation, Ms. Vogt and the Company entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Vogt will receive a total severance amount of $250,000, paid over a period of twelve months, and will be eligible to receive a lump-sum payment equal to the amount of any bonus earned by her pursuant to the Company’s 2010 Management Incentive Plan. The amount of any such bonus will be determined in good faith by the Company’s board of directors in accordance with the terms of the 2010 Management Incentive Plan, provided that the Company has agreed that the individual discretionary portion of Ms. Vogt’s bonus will be equal to $45,000. The Company’s severance obligations are conditioned upon Ms. Vogt’s compliance with certain non-competition and non-solicitation obligations set forth in the Separation Agreement. The Separation Agreement also provides that Ms. Vogt will remain employed by the Company to assist with transitioning her duties until May 5, 2010.

The foregoing description is intended only as a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which is attached as Exhibit 10.3 to this Form 8-K and is hereby incorporated by reference herein.

Item 8.01	Other Events.

On April 21, 2010, the Company issued a press release announcing the appointment of Mr. Johnson as the Company’s Executive Vice President of Sales, Marketing and Services and the departure of Ms. Vogt as the Company’s Senior Vice President, Worldwide Sales and Services. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter from the Company to Todd Johnson

10.2	Employment Agreement, dated as of April 21, 2010, by and between the Company and Todd Johnson

10.3	Separation Agreement and Release, dated as of April 21, 2010, by and between the Company and Ilene Vogt

99.1	Press release dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ MICHAEL A. PIRAINO
Michael A. Piraino
Senior Vice President and Chief Financial Officer

Date: April 21, 2010